Security Devices International Inc. (OTCQB: SDEV, CSE: SDZ) Reports Record Quarter

3rd Quarter Sales Increase Nearly 3-Fold from Q2

WAKEFIELD, MA / ACCESSWIRE / September 18, 2019 / Security Devices International Inc. ("SDI") (OTCQB: SDEV)(CSE: SDZ), an established non-lethal technology company that has historically served the highly regulated law enforcement market, just concluded its first full quarter (ended August 31, 2019) of production and sales of its new consumer focused personal security device, the Byrna HD.

For the quarter ended August 31, 2019, SDI produced 1,675 launchers, up from 204 launchers produced at the end of Q2.  Production was moved from Visionware to Roboro Industries in mid-July, which has dramatically improved production numbers and significantly lowered rejection rates.  While changing final assembly supplier mid-quarter was disruptive, it resulted in 1,327 launchers being produced following the change, with a dramatically lower rejection rate than before the move.  "We are very pleased with the Roboro relationship," commented Bryan Ganz, the CEO of SDI. "They are just going to get better as their people gain more experience with our product."  For Q4, SDI projects that production will exceed 4,000 units.

Preliminary sales for the 3rd quarter totaled $309,150, up from $105,730 in Q2 and $11,146 in Q1.  Ninety percent of such sales came from sales of the Byrna HD and accessories, with the balance of sales attributed to SDI's line of 40mm Blunt Impact Projectiles.  Of the $277,623 in Byrna sales, 81% were for the launcher and 19% came from sales of accessories and ammo.  SDI expects the percentage of sales derived from accessories and ammo to increase as its customer base grows.

Sales for the 3rd quarter were aided by a product review by Sootch00, a well-known gun reviewer with over 850,000 YouTube subscribers.  The video, https://youtu.be/nT7Qe-prCQI, released on July 15, 2019, shows the incapacitating effects of the Byrna Black chemical irritant round.

In Q4, SDI will be the primary sponsor of the Rick Ware Racing #52 Byrna Ford Mustang, which will be racing in the FEDERATED AUTO PARTS 400 NASCAR MONSTER ENERGY Cup series at the Richmond Raceway in Richmond, VA on September 21st.  In addition to the Richmond Race, SDI plans to attend a number of Gun Shows including the Rapid City Gun Show at the Rushmore Plaza Civic Center in Rapid City, SD on September 21st and 22nd, the Gun & Knife Show at the Eastern States Exposition in West Springfield, MA on October 26th and 27th, the Wilmington Firearm & Knife Show at Shriners Auditorium in Wilmington, MA on November 9th and 10th and the Muncie, Indiana Gun Show in Muncie, Indiana on December 14th and 15th.

SDI also announced that it has entered into a new binding agreement with Roboro Industries Proprietary Limited (which will be operating under the name "Byrna Africa") to serve as its Authorized Manufacturer's Distributor in South Africa.  The Company recently ended discussions of an exclusive distributorship with Dave Sheer Guns (DSG) and cancelled the balance of a purchase order which contemplated special pricing. "We are excited to have this opportunity to expand our relationship with the Roboro group," commented Ganz. "They've done a great job of taking over our production and we think they will be as effective representing us in South Africa."

On July 22, 2019, SDI issued $2,282,500 worth of 10% convertible notes due June 30,2021.  These notes are convertible into common stock in SDI at any time prior to their maturity on June 30, 2021.  Each $1,000 note was issued with 4,000 warrants, each exercisable into one share of SDI common stock at $0.25 USD per share at any time prior to their expiration on January 22, 2024. The company closed a second tranche of these notes on September 16, 2019, raising another $817,500. As with the first tranche, Northeast Industrial Partners, LLC will act as collateral agent (the "Collateral Agent") for the purchasers of the notes. The net proceeds from the offering will be used for general corporate purposes and working capital.

About Security Devices International

Security Devices International, Inc. (CSE: SDZ) (OTCQB: SDEV) is a technology company specializing in the areas of Personal Security Devices, Military, Law Enforcement, Corrections, and Private Security. The Company develops and manufactures innovative, less lethal equipment and munitions. For more information on SDI, please visit the corporate website here or the company's investor relations site here.

About the Byrna™ HD Personal Security Device

The Byrna™ HD is a disruptive new non-lethal device aimed at the home defense and personal security markets. Its small size (similar to popular lethal handguns on the market today), ease of obtaining, ease of carry, effectiveness in deterring or stopping an intruder, and accessible price point should be appealing to individuals who want protection, but either don't want the hassle of obtaining a gun license or don't want the risk of having a hand gun in their home, as well as to gun enthusiasts who appreciate a precision piece of equipment and want something in their collection that is both effective and non-lethal.

The Byrna™ HD comes with multiple easily reloadable magazines that can hold five .68 caliber highly effective payload rounds designed to burn an assailant's eyes and respiratory system upon contact. The Byrna also comes with inert and impact rounds that can be used for training. Accurate up to 60 feet, the Byrna™ HD is fitted with a picatinny rail that allows owners to mount either a laser sight or flashlight making it easy for novices to fire it accurately. The Byrna™ HD provides homeowners, women, retirees, and others whose work or daily activities may put them at risk of being a victim with easy access to an effective, non-lethal way to protect themselves and their loved ones from threats to their person or property. It also is ideal for boaters, truckers, RV owners, campers and gun enthusiasts around the world.

For more information on the Byrna™, please click here.

The Byrna HD is not a "firearm" under federal law and does not require a federal gun license. State laws and local ordinances may regulate its possession, use, and carry in certain localities.

Forward Looking Statements

This news release includes certain "forward looking statements" reflecting management's current expectations of future events including, without limitation, the final sales numbers that will be reported for the quarter, statements about the anticipated production, production rate, delivery, effects, performance, and future regulation and legality of the Byrna™ HD and Byrna projectiles and accessories, and the anticipated market response. These statements involve risks and uncertainties, and actual results may differ from current expectations. Risks and uncertainties include, without limitation: issues that may arise during the completion of the independent auditor's review of the quarter ,design flaws, implementation of design changes, production problems or other changes that cause manufacturing or shipping delays, quality problems, cost overruns, resulting returns or warranty claims, training of new personnel, the testing process ,  other issues related to the formulation or effectiveness of SDI's rounds, SDI's dependence in part or in whole on the performance of third parties, including those located outside the United States, in connection with sourcing of components, projectiles, accessories, distribution and resale, and logistic and assembly services, the dependency of SDI on proprietary and other intellectual property, which may not be available to SDI on commercially reasonable terms or at all, the impact of unfavorable legal proceedings, including intellectual property disputes, the impact of state and local laws and regulation or changes to laws and regulations including licensing, registration, and certification laws related to sale, possession or use of Byrna products or pepper-based defense products, the ability of SDI to manage risks associated with its activities at a manageable cost, including complying with applicable laws and regulations, and renewing and maintaining adequate insurance, and competition from less expensive or superior products that may be developed. Except as required by law, SDI disclaims any intention and assumes no obligation to update or revise any forward-looking statements to reflect actual results, whether as a result of new information, future events, changes in assumptions, changes in factors affecting such forward-looking statements or otherwise.

CONTACT:

Investor Relations
Bryan S. Ganz
President and CEO
781-420-1428
bryan@byrna.com

SOURCE: Security Devices International Inc.